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EXHIBIT 21

Subsidiaries of Registrant

Name (2)	Place of Incorporation or Formation	Percentage of Voting Securities of Subsidiaries Owned by Registrant as of December 31, 2005
B-R Holdings, Inc.	Virginia	100.0%
Investment Company of B&R, Inc.	Delaware	100.0%
Sudley Corporation	Virginia	100.0%
WMC Management Co., Inc.	District of Columbia	100.0%
B&R Waterfront Properties, LLC	District of Columbia	54.0%
Washington Business Park (Twelve Limited Liability Companies)	Delaware	80.0%
Ft. Hill Office Associates, LLC	Virginia	80.0%
Springfield Realty Investors, LLC	Virginia	100.0%
1925 K Street Associates, LLC	District of Columbia	85.0%	(1)
Waterside Associates, LLC	District of Columbia	49.0%
EGAP Corporation	Maryland	100.0%
Redwood Commercial Management, LLC	Virginia	50.0%	(1)
Charlestown North Owner, LLC	Delaware	100.0%
900 Northbrook Owner, LP	Pennsylvania	87.5%
Northbrook Development Parcel Owner, LP	Pennsylvania	100.0%
Cigar Factory Apartments, LP	Pennsylvania	66.7%
Fountains Owner, LLC	Delaware	100.0%
Victoria Place Apartments, LLC	Florida	85.0%
699 North Broad Street Associates, LP	Pennsylvania	95.0%
Baltimore portfolio (Four Limited Liability Companies)	Maryland	51.0%
B&R PA Holdings, Inc.	Pennsylvania	96.5%
B.R. Properties Owner, LP	Pennsylvania	96.5%
One Northbrook Owner, LLP	Pennsylvania	100.0%
220 West Germantown Pike Owner, LP	Pennsylvania	97.5%
Seaside Investor, LLC	Maryland	51.0%
400 South Philadelphia Developers, LLC	Maryland	51.0%
14th Street Developers, LLC	Maryland	51.0%
B&R Investment Properties FL, Inc.	Florida	50.0%
B-R Penn Realty Owner, LP	Pennsylvania	80.0%
Fourteenth Street Borrower, Inc.	Maryland	100.0%
B&R 1105, LLC	Delaware	100.0%
B&R 5160 Parkstone Owner, LLC	Virginia	100.0%
B&R 919, LLC	Delaware	100.0%
Crisfield Borrower, LLC	Maryland	51.0%
Jersey Island Owner, LLC	Maryland	51.0%
4259 West Swamp Road Owner, LP	Pennsylvania	100.0%
B&R Devon Owner, LP	Pennsylvania	5.5%

(1)
Not included in the consolidated financial statements as a subsidiary.

(2)
The names of certain subsidiaries have been omitted because, considered in the aggregate as a single entity, they do not constitute a significant subsidiary.

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Subsidiaries of Registrant